PGIM Investments LLC

655 Broad Street

Newark, New Jersey 07102

April 14, 2026

The Board of Trustees of The Prudential Series Fund

655 Broad Street

Newark, New Jersey 07102

Re: Contractual Fee Waivers for The Prudential Series Fund

Dear Trustees:

PGIM Investments LLC (the "Manager") hereby agrees to cap expenses / reimburse certain expenses and/or waive a portion of its investment management fee as more particularly described and set forth for the Portfolios of The Prudential Series Fund (the “Trust”), as listed on Exhibit A attached hereto.

Very truly yours,

PGIM Investments LLC

By: /s/ Kenneth Allen

Name: Kenneth Allen

Title:    Senior Vice President

Exhibit A

PSF Global Portfolio: The Manager and the Distributor have contractually agreed to waive a portion of their investment management fee and distribution fee, respectively, equal to the amount of the investment management and distribution fee received from other affiliated funds to the Portfolio due to the Portfolio’s investment in any such affiliated funds. The Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio’s investment management fee plus other expenses (exclusive, in all cases of distribution and/or service (12b-1) fees, interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), extraordinary expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 0.705% of the Portfolio's average daily net assets through June 30, 2026. In addition, the Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio’s investment management fee plus other expenses (exclusive, in all cases of distribution and/or service (12b-1) fees, interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), extraordinary expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 0.73% of the Portfolio's average daily net assets through June 30, 2027. Where applicable, the Manager agrees to waive management fees or shared operating expenses on any share class to the same extent that it waives such expenses on any other share class. Expenses waived or reimbursed by the Manager for the purpose of preventing the expenses from exceeding a stated expense ratio limit may be recouped by the Manager within the same fiscal year in which such waiver and/or reimbursement is made. Any such recoupment is limited to the lesser of the amounts that would be recoupable under: (i) the expense limitation in effect at the time the waiver and/or reimbursement was made or (ii) the expense limitation in effect at the time of recoupment. These arrangements may not be terminated or modified without the prior approval of the Trust’s Board.

The above 0.73% contractual expense cap does not replace the existing contractual expense cap of 0.705%. The current 0.705% contractual expense cap remains effective until June 30, 2026.

PSF PGIM Ballast Portfolio: The Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio’s investment management fee plus other expenses (exclusive, in all cases of distribution and/or service (12b-1) fees, interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), extraordinary expenses, acquired fund fees and expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 0.70% of the Portfolio’s average daily net assets through June 30, 2027. Where applicable, the Manager agrees to waive management fees or shared operating expenses on any share class to the same extent it waives such expenses on any other share class. Expenses waived or reimbursed by the Manager for the purpose of preventing the expenses from exceeding a stated expense ratio limit may be recouped by the Manager within the same fiscal year in which such waiver and/or reimbursement is made. Any such recoupment is limited to the lesser of the amounts that would be recoupable under: (i) the expense limitation in effect at the time the waiver and/or reimbursement was made or (ii) the expense limitation in effect at the time of recoupment. These arrangements may not be terminated or modified without the prior approval of the Trust’s Board.

This replaces the expense cap of 0.70% that was set to expire on June 30, 2027.

PSF PGIM High Yield Bond Portfolio: The Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio’s investment management fee plus other expenses (exclusive in all cases of distribution and/or service (12b-1) fees, interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), extraordinary expenses, acquired fund fees and expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 0.57% of the Portfolio's average daily net assets through June 30, 2027. Where applicable, the Manager agrees to waive management fees or shared operating expenses on any share class to the same extent that it waives such expenses on any other share class. Expenses waived or reimbursed by the Manager for the purpose of preventing the expenses from exceeding a stated expense ratio limit may be recouped by the Manager within the same fiscal year in which such waiver and/or reimbursement is made. Any such recoupment is limited to the lesser of the amounts that would be recoupable under: (i) the expense limitation in effect at the time the waiver and/or reimbursement was made or (ii) the expense limitation in effect at the time of recoupment. These arrangements may not be terminated or modified without the prior approval of the Trust’s Board.

PSF PGIM Jennison Blend Portfolio: The Manager has contractually agreed to waive 0.012% of its investment management fee through June 30, 2027. This arrangement may not be terminated or modified without the prior approval of the Trust’s Board.

PSF PGIM Jennison Growth Portfolio: The Manager has contractually agreed to waive 0.015% of its investment management fee through June 30, 2027. This arrangement may not be terminated or modified without the prior approval of the Trust’s Board.

PSF PGIM Laddered Allocation S&P 500 Buffer 12 Portfolio: The Manager and the Distributor have contractually agreed to waive a portion of their investment management fee and distribution fee, respectively, equal to the amount of the investment management and distribution fee received from other affiliated funds to the Portfolio due to the Portfolio’s investment in any such affiliated funds. The Manager has contractually agreed to waive a portion of its investment management fee equal to the amount of acquired expenses as a result of investment in the affiliated Underlying ETFs. The Manager has also contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio’s investment management fee (after management fee waiver) and other expenses (exclusive, in all cases of distribution and /or service (12b-1) fees, interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses),extraordinary expenses, acquired fund fees and expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 0.60% of the Portfolio’s average daily net assets through June 30, 2027. Where applicable, the Manager agrees to waive management fees or shared operating expenses on any share class to the same extent it waives such expenses on any other share class. Expenses waived or reimbursed by the Manager for the purpose of preventing the expenses from exceeding a stated expense ratio limit may be recouped by the Manager within the same fiscal year in which such waiver and/or reimbursement is made. Any such recoupment is limited to the lesser of the amounts that would be recoupable under: (i) the expense limitation in effect at the time the waiver and/or reimbursement was made or (ii) the expense limitation in effect at the time of recoupment. These arrangements may not be terminated or modified without the prior approval of the Trust’s Board.

This replaces the expense cap of 0.60% that was set to expire on June 30, 2027.

PSF PGIM Laddered Allocation S&P 500 Buffer 20 Portfolio: The Manager and the Distributor have contractually agreed to waive a portion of their investment management fee and distribution fee, respectively, equal to the amount of the investment management and distribution fee received from other affiliated funds to the Portfolio due to the Portfolio’s investment in any such affiliated funds. The Manager has contractually agreed to waive a portion of its investment management fee equal to the amount of acquired expenses as a result of investment in the affiliated Underlying ETFs. The Manager has also contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio’s investment management fee (after management fee waiver) and other expenses (exclusive, in all cases of distribution and /or service (12b-1) fees, interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses),extraordinary expenses, acquired fund fees and expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 0.60% of the Portfolio’s average daily net assets through June 30, 2027. Where applicable, the Manager agrees to waive management fees or shared operating expenses on any share class to the same extent it waives such expenses on any other share class. Expenses waived or reimbursed by the Manager for the purpose of preventing the expenses from exceeding a stated expense ratio limit may be recouped by the Manager within the same fiscal year in which such waiver and/or reimbursement is made. Any such recoupment is limited to the lesser of the amounts that would be recoupable under: (i) the expense limitation in effect at the time the waiver and/or reimbursement was made or (ii) the expense limitation in effect at the time of recoupment. These arrangements may not be terminated or modified without the prior approval of the Trust’s Board.

This replaces the expense cap of 0.60% that was set to expire on June 30, 2027.